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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996, with respect to the consolidated financial statements of Citicasters Inc. included in the Amendment No. 1 to Registration Statement (Form S-4, File No. 333-21125) and related Prospectus of Jacor Communications, Inc. for the registration of 4,461,539 shares of its Common Stock, 4,596,694 of its Common Stock purchase warrants and 500,000 shares of its Common Stock issuable upon the exercise of the Warrants.


                                          ERNST & YOUNG LLP

Cincinnati, Ohio


February 13, 1997